UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):October 11, 2013

Kopjaggers, Inc.
(Exact name of registrant as specified in its charter)

Florida		27-2037711
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28325 Utica Road Roseville, MI	48066
(address of principal executive offices)	(zip code)

321-507-7826
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a.

In December 2012, our original registered audit firm, Peter Messineo, CPA (“PM”), merged with Drake Klien, CPAs PA (“DKM”).   On June 13, 2013, the Company dismissed the registered independent public accountants, DKM Certified Public Accountants, of Clearwater Florida (“DKM”).

On June 13, 2013, Messineo & Co, CPAs, LLC (“M&Co”) (successor of registration of PM), of Clearwater Florida, were appointed as the new independent accountants. On October 10, 2013 M&Co was dismissed as our auditors.

b.

PM's report on the financial statements for the year ended December 31, 2011 and for the period from February 23, 2010(inception) to December 31, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

DKM's. report on the financial statements for the year ended December 31, 2012  contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

M&Co. has not rendered any audit opinions on the financial statements from the period of June 13, 2013 to October 10, 2013 as the Company did not require any interim audit reports and the annual audit report had already been issued by DKM for the year ended December 31, 2012.

c.

Our Board of Directors participated in and approved the decision to change independent accountants in each case.

There were no disagreements with PM from the period February 23, 2010(inception) to December 2012 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&Co would have caused them to make reference thereto in their report on the financial statements.

 Through the period covered by the financial audit for the year ended December 31, 2012 and through to June 13, 2013(date of dismissal) there were no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

There have been no disagreements with M&Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&Co would have caused them to make reference thereto in their report on the financial statements even though no audit reports were issued by M&Co. through the interim period June 13, 2013 to October 10, 2013(the date of dismissal).

.

d.

We have authorized M&Co to respond fully to the inquiries of the successor accountant

e.

During the year ended December 31, 2012 and through to the interim period to June 13, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K in connection with DKM.

During the period from June 13, 2013 to October 10, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K in connection with M&Co.

f.

The Company provided a copy of the foregoing disclosures to M&Co. prior to the date of the filing of this Report and requested that M&Co furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.

On October 11, 2013, the Company engaged Seale & Beers, CPA's ("S&B") of Las Vegas, Nevada, as its new registered independent public accountant. During the year ended December 31, 2012 and prior to October 11, 2013 (the date of the new engagement), we did not consult with S&B regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by S&B, in either case where  written or oral advice provided by S&B would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
16.1	Letter from Messineo & Co, CPAs, LLC, dated October 18, 2013, regarding Change in Certifying Accountant. (Filed herewith.)

16.2

         Response letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPJAGGERS, INC.

Dated: October 11, 2013	/s/ John Castillo Eggermont
JOHN CASTILLO EGGERMONT
Chief Executive Officer

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